SETTLEMENT AGREEMENT AND GENERAL RELEASE
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               1.   PARTIES:  The parties to this Settlement Agreement and
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          General Release ("Agreement") are CompuMed, Inc. ("CompuMed"), a

          corporation, and Mr. Mark C. Branigan ("Mr. Branigan"), an individual.  The Agreement is effective as of August 1, 1996.



               2.   RECITALS:  This Agreement is made with reference to the
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           following facts:



                    2.1  Certain disputes and controversies have arisen

          between the parties hereto.



                    2.2  Those disputes include without limitation

          indemnification claims relating to an action originally entitled

          Allen Gelbard, an individual v. Howard Mark, an individual; Mark

          C. Branigan, an individual; Compumed, Inc. a Delaware

          corporation; Robert Stuckelman, an individual; William B.

          Barnett, an individual; DeVere B. Pollom, an individual; Ronald

          Pitre, an individual; John D. Minnick, an individual; Russell

          Walker, an individual; and Docs 1-100, inclusive ("The Lawsuit").



                    2.3  It is the intention of the parties hereto to

          settle and dispose of, fully and completely, any and all claims,

          demands and causes of action heretofore or hereafter arising out of, connected with or incidental to the dealings or any other matters between the parties hereto prior to the effective date hereof.



               3.   GENERAL RELEASES AND PROMISES:  In consideration of the
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          mutual general releases contained herein, and for other good and valuable consideration, the receipt of which is acknowledged by each party hereto, the parties promise, agree and generally release as follows:



                    3.1  Except as to such rights or claims as may be

          created or preserved by this Agreement, each party hereby

          releases, remises and forever discharges each other party hereto from any and all claims, demands, and causes of action

          (collectively, "Claims"), known or unknown, heretofore or

          hereafter arising out of, connected with or incidental to the dealings or any other matters between the parties hereto prior to the effective date hereof, including, without limitation on the generality of the foregoing, any and all claims and demands and cause or causes of action reflected in or arising out of the

          Lawsuit.



                    3.2  Mark Branigan shall retain whatever antidilution

          rights, if any, which inure to his benefit under the Agreement and Plan or Reorganization among CompuMed Inc. and Shareholders of MB Nutraceuticals dated March 14, 1994 (the "Anti-Dilution

          Rights").  Nothing herein releases, or  is intended to release,

          the Antidilution Rights or compuMed's defenses, if any, to Mark

          Branigan's asserting those rights.



                    3.3  Each party to this General Release specifically

          waives the benefit of the provisions of Section 1542 of the Civil

          Code of the State of California, as follows:



                    "A general release does not extend to claims

                    which the creditor does not know or suspect

                    to exist in his favor at the time of

                    executing the release, which if known by him

                    must have materially affected his settlement

                    with the debtor."



                    3.4  Mr. Branigan shall pay $57,500 to Compumed within

          two (2) business days after receiving written notice from

          CompuMed that (a) Dr. Howard Mark ("Dr. Mark") has paid $57,500 to CompuMed pursuant to Dr. Mark's separate Settlement Agreement and General Release with CompuMed, or (b) CompuMed has received from Dr. Mark collateral in that amount.



               4.   TRANSFER OF SHARES:
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                    4.1  Concurrently with the execution hereof, compuMed

          shall direct and instruct the transfer agent for CompuMed's stock to honor and carry out requests and instructions by Mr. Branigan to transfer to other persons CompuMed stock owned by Mr. Branigan or held in mr. Branigan's name, and shall execute all documents and instruments and take all actions required or desirable to effect the requested transfers.



               5.   MISCELLANEOUS:
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                    5.1  This Agreement shall be deemed to have been

          executed and delivered within the State of California, and the rights and obligations of the parties hereunder shall be

          construed and enforced in accordance with, and governed by, the laws of the State of California.



                    5.2  This Agreement is the entire agreement between the

          parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions.  This Release may be amended only by an agreement in writing.



                    5.3  This General Release is binding upon and shall

          inure to the benefit of the parties hereto, their respective agents, attorneys, employees, representatives, officers,

          insurers, directors, divisions, subsidiaries, affiliates,

          assigns, heirs, successors in interest and shareholders;

          provided, however, that nothing in this Agreement releases any claims of any nature that Mr. Branigan may have against Howard

          Mark, M.D.

                    5.4  Each party has cooperated in the drafting and

          preparation of this Release.  Hence, in any construction to be made of this Release, the same shall not be construed against any party.



                    5.5  In the event of litigation relating to this

          General Release, the prevailing party shall be entitled to reasonable attorneys' fees and costs.



                                             COMPUMED, INC.
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                                             By: /s/ Rod Raynovich
                                                --------------------------
                                                Mr. Rod Raynovich
                                                President


						/s/ Mark Branigan
                                             -----------------------------
                                                Mr. Mark Branigan